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                                  Exhibit 99.3




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[LOGO U.S. TECHNOLOGIES INC.] U.S. TECHNOLOGIES INC.

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE                                 RELEASE NO.: 97/02
ON Friday, March 14, 1997                             NASDAQ BULLETIN BOARD


U.S. Technologies, Inc. announced today that GWP, Inc., a Georgia Corporation & SWG, a Georgia partnership, affiliated with GWP, have completed their due diligence of U. S. Technologies, Inc. The closing documents had been held in escrow pending completion of the due diligence. Those documents will now be released from escrow, processed and closing will become final immediately.

U. S. Technologies also announces that James C (Jim) Melton, Sr. has joined the company as Executive Vice President. Mr. Melton was formerly President of Family Safety Products, Inc. and brings many years of experience in management and marketing to the company.

U.S. Technologies further announced the relocation of its corporate headquarters and the headquarters of its subsidiaries to Atlanta, Georgia (See below).

For further information, please contact:

                          Kenneth H. Smith, President & CEO
                               U.S. Technologies, Inc.
                                 One Buckhead Plaza
                               3060 Peachtree Rd. N.W.
                                     Suite 1890
                                  Atlanta, GA 30305
                        Tel: 404-869-1633 * Fax: 404-869-1635


    One Buckhead Plaza 3060 Peachtree Rd. N.W. Suite 1890 Atlanta, GA 30305
                   Phone: (404) 869-1633 Fax: (404) 869-1635